INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 33-10442 of Pinnacle West Capital Corporation on Form S-8 of our report dated June 23, 1997, appearing in this Annual Report on Form 11-K of The Savings Plan for Employees of Pinnacle West Capital Corporation for the year ended December 31, 1996.





DELOITTE & TOUCHE LLP
Phoenix, Arizona
June 25, 1997